As filed with the Securities and Exchange Commission on August 22, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PARENT COMPANY

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	65-0797093 (I.R.S. Employer Identification No.)

717 17th Street, Suite 1300

Denver, Colorado 80202

(303) 228-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Michael J. Wagner

The Parent Company

717 17th Street, Suite 1300

Denver, Colorado 80202

(303) 228-9000

(Name, Address, Including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Thomas R. Stephens, Esq.

Bartlit Beck Herman Palenchar & Scott, LLP

1899 Wynkoop Street

Denver, Colorado 80202

(303) 592-3100

Fax: (303) 592-3140

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Non-accelerated filer ☐

Accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	10,568,164 shares	$1.92	$20,290,875	$797.43

(1)	Pursuant to Rule 416(a), this Registration Statement also covers any additional shares of the Registrant’s common stock, par value $0.001 per share, that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales price per share of common stock as reported on The Nasdaq Global Market on August 20, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated August 22, 2008

PROSPECTUS

THE PARENT COMPANY

10,568,164 Shares of Common Stock

This prospectus relates to the offer and sale of up to 10,568,164 shares of our common stock, par value $0.001 per share, by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders under this prospectus.

The selling shareholders may from time to time offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on The Nasdaq Global Market or any other national securities exchange on which our common stock is then traded, in the over-the-counter market or in negotiated transactions. See “Plan of Distribution” beginning on page 5 of this prospectus.

Our common stock is traded on The Nasdaq Global Market under the symbol “KIDS.” On August 21, 2008, the last sale price of our common stock reported on The Nasdaq Global Market was $2.00.

Investing in these securities involves significant risks. See “Risk Factors” on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2008.

i

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer shares of our common stock that they own and that are covered by this prospectus. Each time the selling shareholders offer shares of common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” for more information.

We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under “Incorporation of Certain Documents by Reference”. None of the shares of common stock covered by this prospectus are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, without limitation, statements regarding our acquisition of eToys Direct, Inc. (“eToys Direct”) on October 12, 2007, and future expectations concerning available cash and cash equivalents, financial performance and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed in or implied by this prospectus or the documents incorporated by reference herein. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited, to:

•	we may fail to successfully integrate eToys Direct’s business operations;

•	our limited operating history makes it difficult for us to accurately forecast our revenues and appropriately plan our expenses;

•	purchasers of toys and child-related products, baby, toddler and maternity products and baby bedding and furniture may not choose to shop online, which could prevent us from increasing revenues;

•	we intend to undertake acquisitions to expand our business, which may pose risks to our business and dilute the ownership of existing shareholders;

•	we may not succeed in continuing to establish our various brands, which could prevent us from acquiring customers and increasing our revenues;

•	our future capital requirements could be significant and we may be unable to satisfy our capital needs;

•	we may be unable to manage our growth;

•	we face significant competition;

•	we may experience a decline in the demand for products;

•	our failure to rapidly respond to changes in our industry could result in loss of our competitiveness and harm our financial condition or results of operations;

•	if our license agreement with KB Holdings, LLC or our strategic retail relationships with national retailers are terminated, our business may be adversely affected;

•	our failure to successfully maintain or expand our fulfillment and distribution operations will have a material adverse effect on our business;

•	we rely on the services of our key personnel, any of whom would be difficult to replace;

•	failure to adequately protect our intellectual property could damage our damage our brand and reputation and harm our business;

•	our revenues may be negatively affected if we are required to charge taxes on purchases;

•	our failure to protect confidential information of our customers would harm our business;

•	interruptions to our systems that impair customer access to our website would harm our business; and

•	our controlling shareholder and its affiliates may be able to exercise significant influence over the outcome of matters to be voted on by our shareholders.

Furthermore, in some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks referenced in the “Risk Factors” section below. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

PROSPECTUS SUMMARY

About this Prospectus

When used in this prospectus and any prospectus supplement, the terms “we,” “our,” “us”, the “Company” or “The Parent Company” refer to The Parent Company and, as applicable, its subsidiaries. The following summary contains basic information about us. It likely does not contain all of the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

The Parent Company

The Parent Company (together, “The Parent Company,” “we,” “our,” or “us”) is a leading commerce, content and new media company for growing families. Through our websites, eToys.com and KBtoys.com (which we operate under a licensing agreement with KB Holdings, LLC), we are a leading online retailer of toys, baby products, video games, electronics, party goods, movies and videos. Through our proprietary My Twinn doll business, we sell our highly distinctive My Twinn personalized dolls created by our in-house artisans to resemble a customer’s child. We have established strategic retail relationships with the online stores of major national retailers, such as Amazon, Buy.com, Kmart, Macy’s, QVC and Sears. Through the BabyUniverse, Dreamtime Baby and Posh Tots websites, we are a leading online retailer of brand-name baby, toddler and maternity products. Our three eContent sites include BabyTV.com, PoshCravings.com and ePregnancy.com, all of which provide content and social networking applications targeted to mothers and expectant mothers.

Our executive offices are located at 717 17th Street, Suite 1300, Denver, Colorado 80202 and our telephone number is (303) 228-9000.

The Offering

Shares of common stock offered by the selling shareholders	10,568,164 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholders.

Our Nasdaq Global Market trading symbol	KIDS

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended February 2, 2008, filed with the SEC on May 1, 2008, which is incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our common stock could decline significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of shares of our common stock.

SELLING SHAREHOLDERS

This prospectus relates to the resale of an aggregate of up to 10,568,164 shares of our common stock, which may be sold from time to time by certain stockholders.

On July 10, 2008 we and our subsidiaries entered into an Investment Agreement (the “Investment Agreement”) with Laminar Direct Capital, L.L.C. (“Laminar Capital”), as a lender and as collateral agent, and the other lenders from time to time party thereto, pursuant to which we borrowed certain sums from Laminar Capital in exchange for subordinated senior secured (second lien) term notes due December 27, 2010, and a common stock purchase warrant (the “Laminar Warrant”) to purchase 2,970,009 shares of our common stock, expiring on July 10, 2018. As a condition to the closing under the Investment Agreement, John C. Textor our Chairman, entered into a guaranty in favor of Laminar Capital pursuant to which Mr. Textor personally guaranteed the full and prompt collection of a portion of our obligations under the Investment Agreement. In connection with such guaranty, we issued Mr. Textor certain warrants to purchase 300,000 shares of our common stock, expiring July 10, 2018 (together, the “Textor Warrants” and, collectively with the Laminar Warrant, the “Warrants”).

In connection with the issuance of the Warrants, we entered into a Registration Rights Agreement, dated as of July 10, 2008, with Laminar Capital and Mr. Textor (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we generally agreed to, among other things, file this shelf registration statement and use our best efforts to cause this shelf registration statement to become effective with respect to the resale of the common stock issued or issuable upon exercise of the Warrants and all other shares of our common stock held by Laminar Capital, Mr. Textor and each entity controlled by Mr. Textor. We agreed to use our best efforts to keep this shelf registration statement effective until two years after the date that this shelf registration statement is declared effective by the SEC or such earlier date when all securities covered by this shelf registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended.

The foregoing description of the Investment Agreement, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the Investment Agreement, the Warrants, and the Registration Rights Agreement filed as Exhibits to our current report on Form 8-K filed with the SEC July 15, 2008, which are incorporated herein by reference.

In connection with our merger with eToys Direct on October 12, 2007, we entered into a registration rights agreement with D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. (“Laminar Acquisition”), Michael J. Wagner and certain other shareholders, pursuant to which we, among other things, granted Laminar Acquisition and Mr. Wagner certain demand registration rights with respect to the shares issued to them in the merger, as well as rights to include such shares in any registration statement we file. The foregoing description of such registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the copies of such registration rights agreement filed as an Exhibit to our current report on Form 8-K dated October 18, 2007, which is incorporated herein by reference.

The table below sets forth the name of each selling shareholder and the number of shares of our common stock beneficially owned by each selling shareholder that may be offered pursuant to this prospectus. We have prepared the table based on information given to us by or on behalf of the selling shareholders on or prior to August 20, 2008. The selling shareholders may sell some, all or none of these shares. The table assumes that the selling shareholders sell all of the shares registered under this prospectus. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information to us in transactions exempt from the registration requirements of the Securities Act.

	Shares Beneficially Owned Before Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering (1)
Name	Number	Percent		Number	Percent
D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. (3) 120 West Forty-Fifth Street, 39th Floor New York, NY 10036	5,096,460	21.0%	5,096,460	0	0%
Laminar Direct Capital, L.L.C. (2)(3) 10000 Memorial Drive, Suite 500, Houston, Texas 77024	2,970,009	10.9%	2,970,009	0	0%
John C. Textor (4) 150 S. US Highway One, Suite 500 Jupiter, Florida 33477	679,278	2.8%	679,278	0	0%
Wyndcrest KIDS Holdings I, LLC (5) 150 S. US Highway One, Suite 500 Jupiter, Florida 33477	1,688,464	7.0%	1,688,464	0	0%
Wyndcrest BabyUniverse Holdings, LLC (6) 150 S. US Highway One, Suite 500 Jupiter, Florida 33477	28,460	*	28,460	0	0%
Michael J. Wagner c/o The Parent Company 717 17th Street, Suite 1300 Denver, Colorado 80202	105,493	*	105,493	0	0%

*	Less than 1%

(1)	Based on 24,241,689 shares outstanding on June 13, 2008.

(2)	Represents shares acquirable upon exercise of the Laminar Warrant.

(3)	D. E. Shaw & Co., L.P. (“DESCO LP”), as investment adviser to and managing member of Laminar Capital, and as investment adviser to D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. (“Laminar Acquisition”); D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as manager of Laminar Acquisition; and Mr. David E. Shaw (“David E. Shaw”) (as president and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of DESCO LP, and as president and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of DESCO LLC) may be deemed to be the beneficial owners of the shares held by Laminar Acquisition and the shares underlying the Laminar Warrant. Each of DESCO LP, DESCO LLC, and David E. Shaw disclaims any beneficial ownership of any of such shares, except to the extent of any pecuniary interest therein. Excludes 15,289,378 shares held by Laminar Acquisition.

(4)	Includes 300,000 shares acquirable upon exercise of the Textor Warrants, 2,538 shares acquirable upon exercise of an additional warrant, and 2,550 shares acquirable upon exercise of a call option.

(5)	Mr. Textor is the sole member and manager of Wyndcrest KIDS Holdings I, LLC and as a result may be deemed to beneficially own all shares held by Wyndcrest KIDS Holdings I, LLC.

(6)	Mr. Textor serves as the President of Wyndcrest Holdings, LLC, which is the managing member of Wyndcrest BabyUniverse Holdings, LLC. Textor Ventures, Inc., a Florida corporation, whose president and sole shareholder is Mr. Textor, is the managing member of Wyndcrest Holdings, LLC. As a result, Mr. Textor may be deemed to beneficially own all shares held by Wyndcrest BabyUniverse Holdings, LLC.

We will pay substantially all of the costs, expenses and fees to be incurred by the selling shareholders in connection with the registration of the shares of common stock offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling shareholders.

We have agreed to indemnify the selling shareholders against certain liabilities, including under the Securities Act, in connection with this shelf registration statement, or, if such indemnification is not available, the selling shareholders will be entitled to contribution.

PLAN OF DISTRIBUTION

We are registering 10,568,164 shares of our common stock to permit the resale of these shares by the selling shareholders from time to time after the date of this prospectus. The selling shareholders and any of their pledgees, donees, assignees and successors in interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the Nasdaq Global Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	settlement of short sales;

•	sales pursuant to an agreement of the selling shareholders with broker-dealers, of a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other broker- dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, donees, assignees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.

At the time of a particular offering of securities by a selling shareholder, a supplement to this prospectus, if required, will be circulated setting forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Once sold under the registration statement which includes this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

The information on or that can be accessed through our websites, including www.etoys.com, www.kbtoys.com, www.mytwinn.com, www.babyuniverse.com, www.dreamtimebaby.com, www.poshtots.com, www.poshliving.com, www.poshcravings.com, www.epregnancy.com and www.babytv.com, is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended February 2, 2008, filed with the SEC on May 1, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended May 3, 2008, filed with the SEC on June 17, 2008;

•

Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01, of Form 8-K, filed with the SEC on February 7, 2008, February 27, 2008, March 12, 2008, April 14, 2008, May 6, 2008, June 18, 2008, July 15, 2008 and August 22, 2008;

•	Description of our common stock contained in Amendment No. 1 to Form 8-A, filed with the SEC on January 9, 2008; and

•

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, after the date of this prospectus.

The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at:

The Parent Company

717 17th Street, Suite 1300

Denver, Colorado 80202

Attention: Corporate Secretary

Telephone: (303) 228-9000

LEGAL MATTERS

The validity of the common stock issuable to the selling shareholders upon exercise of the Warrants and being offered hereby has been passed upon for us by Bartlit Beck Herman Palenchar & Scott, LLP.

EXPERTS

The consolidated financial statements of The Parent Company appearing in The Parent Company’s Annual Report (Form 10-K) for the year ended February 2, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

THE PARENT COMPANY

10,568,164 Shares of Common Stock

PROSPECTUS

                     , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered. We will bear all of these expenses.

Securities and Exchange Commission filing fee	$797.43
Legal fees and expenses	7,500.00
Accounting fees and expenses	5,000.00
Printing expenses	2,500.00
Miscellaneous	0
Total	$15,797.43

Other than the Securities and Exchange Commission filing fee, the above-listed fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

Indemnification under our Articles of Incorporation and Bylaws and Colorado Law

Colorado law provides for indemnification of directors, officers and other employees in certain circumstances (C.R.S. § 7-109-101 et. seq. (1994)) and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. § 7-108-402 (1994)). Our articles of incorporation and bylaws provide indemnification to our directors and officers to the fullest extent permitted by the Colorado Business Corporation Act, or CBCA, except with respect to any proceeding initiated by the director or officer without approval by our board of directors or shareholders. Our articles of incorporation and bylaws also limit the personal liability of a director for monetary damages to the fullest extent permitted by the CBCA. Among other things, these provisions provide indemnification for our directors and officers against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of the lawsuit or proceeding.

We maintain insurance policies insuring each of our directors and officers against certain civil liabilities, including liabilities under the Securities Act.

Indemnification under the Merger Agreement with eToys Direct, Inc.

We have agreed for the six-year period following the effective date of our merger transaction with eToys Direct, Inc. to, or to cause eToys Direct, Inc., as the surviving entity in the merger, to, indemnify each director or officer of eToys Direct, Inc. for any and all actions taken by those individuals prior to the effective time of the merger to the fullest extent and in the same manner as eToys Direct, Inc. provided indemnification to those directors and officers pursuant to its certificate of incorporation in effect at the effective time of the merger. Under our merger agreement with eToys Direct, Inc., we have also agreed to, or to cause eToys Direct, Inc., as the surviving entity in the merger, to, obtain directors and officers insurance covering the persons covered as of the time immediately prior to the consummation of the merger under eToys Direct, Inc.’s directors and officers insurance for a period of six years from the effective date of the merger.

Item 16.	Exhibits.

Exhibit Number	Document Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among eToys Direct, Inc., BabyUniverse, Inc. and Baby Acquisition Sub, Inc.(1)

2.2	First Amendment to Agreement and Plan of Merger among BabyUniverse, Inc., Baby Acquisition Sub, Inc. and eToys Direct, Inc. dated as of September 12, 2007(2)

2.3	Second Amendment to Agreement and Plan of Merger among BabyUniverse, Inc., Baby Acquisition Sub, Inc. and eToys Direct, Inc., dated as of September 20, 2007(3)

5.1	Legal opinion of Bartlit Beck Herman Palenchar & Scott LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

(1)	Incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on March 16, 2007

(2)	Incorporated herein by reference to Exhibit 2.2 to our Current Report on Form 8-K filed on September 17, 2007

(3)	Incorporated herein by reference to Annex A to the proxy statement/prospectus forming a part of Amendment No. 3 to the Registration Statement on Form S-4 filed by the Registrant on September 28, 2007 (No. 333-143765)

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on August 22, 2008.

THE PARENT COMPANY

By:	/S/ MICHAEL J. WAGNER
Michael J. Wagner
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael J. Wagner and Barry Hollingsworth, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL J. WAGNER Michael J. Wagner	Chief Executive Officer (Principal Executive Officer) and Director	August 22, 2008

/s/ BARRY HOLLINGSWORTH Barry Hollingsworth	Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2008

/s/ PAM ABRAMS Pam Abrams	Director	August 21, 2008

Lauren Krueger	Director

/s/ FRANK ROSALES Frank Rosales	Director	August 22, 2008

/s/ JOHN SCHAEFFER John Schaeffer	Director	August 21, 2008

John Textor	Director

/s/ EDWARD ULBRICH Edward Ulbrich	Director	August 21, 2008

Exhibit Index Page

Exhibit Number	Document Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among eToys Direct, Inc., BabyUniverse, Inc. and Baby Acquisition Sub, Inc.(1)

2.2	First Amendment to Agreement and Plan of Merger among BabyUniverse, Inc., Baby Acquisition Sub, Inc. and eToys Direct, Inc. dated as of September 12, 2007(2)

2.3	Second Amendment to Agreement and Plan of Merger among BabyUniverse, Inc., Baby Acquisition Sub, Inc. and eToys Direct, Inc., dated as of September 20, 2007(3)

5.1	Legal opinion of Bartlit Beck Herman Palenchar & Scott LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

(1)	Incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on March 16, 2007

(2)	Incorporated herein by reference to Exhibit 2.2 to our Current Report on Form 8-K filed on September 17, 2007

(3)	Incorporated herein by reference to Annex A to the proxy statement/prospectus forming a part of Amendment No. 3 to the Registration Statement on Form S-4 filed by the Registrant on September 28, 2007 (No. 333-143765)